Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Fourth Quarter and Year End 2015 Operating Results

Three Month Results

•	Net revenue increased 5.7% to $356.0 million

•	Adjusted EBITDA increased 5.4% to $158.7 million

Three Month Pro Forma Results

•	Pro forma adjusted net revenue increased 2.5%

•	Pro forma adjusted EBITDA increased 3.9%

Baton Rouge, LA – February 23, 2016 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2015.

“We ended 2015 with momentum, with fourth-quarter revenue growth of 5.7%. We also grew Diluted AFFO per share 12.5% for the 2015 fiscal year,” said Lamar chief executive Sean Reilly. “As we begin 2016, we are encouraged by our revenue pacings to date and the integration of five new markets we recently acquired.”

Fourth Quarter Highlights

•	Pro forma consolidated expense growth held to 1.4%

•	Corporate overhead declined 4.7%

Fourth Quarter Results

Lamar reported net revenues of $356.0 million for the fourth quarter of 2015 versus $336.7 million for the fourth quarter of 2014, a 5.7% increase. Operating income for the fourth quarter of 2015 increased $16.3 million or 18.4% to $104.8 million as compared to $88.5 million for the same period in 2014. Lamar recognized net income of $76.5 million for the fourth quarter of 2015 compared to net income of $207.9 million for same period in 2014. The decrease in net income is primarily a result of a one time income tax benefit in 2014 of $120.1 million related to the write off of a substantial portion of the Company’s deferred tax liabilities due to its conversion to real estate investment trust status (REIT). Net income per basic and diluted share was $0.79 per share and $2.18 per share for the three months ended December 31, 2015 and 2014, respectively.

Adjusted EBITDA for the fourth quarter of 2015 was $158.7 million versus $150.6 million for the fourth quarter of 2014, a 5.4% increase.

Free Cash Flow for the fourth quarter of 2015 was $103.4 million as compared to $100.2 million for the same period in 2014, a 3.2% increase.

For the fourth quarter of 2015, Funds From Operations, or FFO, decreased to $118.4 million as compared to $136.8 million for the same period in 2014, which is due to a one time non-cash tax benefit received in 2014 of $28.2 million for the reversal of tax expenses incurred as a C corporation prior to our fourth quarter 2014 REIT conversion. Adjusted Funds From Operations, or AFFO, for the fourth quarter of 2015 was $122.5 million compared to $117.3 million for the same period in 2014, a 4.5% increase. Diluted AFFO per share was $1.27 per share and $1.23 per share for the three months ended December 31, 2015 and 2014, respectively.

Q4 Pro Forma Results

Pro forma adjusted net revenue for the fourth quarter of 2015 increased 2.5% over pro forma adjusted net revenue for the fourth quarter of 2014. Pro forma adjusted EBITDA increased 3.9% as compared to pro forma adjusted EBITDA for the fourth quarter of 2014. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2014 period for acquisitions and divestitures for the same time frame as actually owned in the 2015 period. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for pro forma adjusted measures.

Twelve Months Results

Lamar reported net revenues of $1.35 billion for the twelve months ended December 31, 2015 versus $1.29 billion for the same period in 2014, a 5.2% increase. Operating income for the twelve months ended December 31, 2015 was $383.0 million as compared to $278.7 million for the same period in 2014. Adjusted EBITDA for the twelve months ended December 31, 2015 was $591.6 million versus $558.0 million for the same period in 2014, a 6.0% increase. In addition, Lamar recognized net income of $262.6 million for the twelve months ended December 31, 2015 as compared to net income of $253.5 million for the same period in 2014. Net income per basic and diluted share was $2.72 per share and $2.66 per share for the twelve months ended December 31, 2015 and 2014, respectively.

Free Cash Flow for the twelve months ended December 31, 2015 increased 11.4% to $376.1 million as compared to $337.7 million for the same period in 2014.

For the twelve months ended December 31, 2015, FFO was $430.9 million versus $372.7 million for the same period of 2014, a 15.6% increase and AFFO for the twelve months ended December 31, 2015 was $442.1 million compared to $388.5 million for the same period in 2014, a 13.8% increase. Diluted AFFO per share increased to $4.59 per share as compared to $4.08 per share in the comparable period in 2014, an increase of 12.5%.

Please refer to “Use of Non-GAAP Financial Measures” for definitions of Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share and outdoor operating income. For additional information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information and supplemental schedules.

Liquidity

As of December 31, 2015, Lamar had $313.4 million in total liquidity that consisted of $291.1 million available for borrowing under its revolving senior credit facility and approximately $22.3 million in cash and cash equivalents.

Recent Events

Distributions. On December 30, 2015, Lamar made its fourth quarterly dividend distribution of $0.69 per share, or a total cash distribution of approximately $66.7 million, to common stockholders of record on December 21, 2015. For the year ended December 31, 2015, Lamar’s distributions to common stockholders were $2.75 per share, or $265.1 million in the aggregate.

Acquisitions. On January 7, 2016, Lamar acquired certain assets of Clear Channel Outdoor Holdings, Inc. in five U.S. markets for an aggregate cash purchase price of $458.5 million. Lamar financed the acquisition using $160 million of revolver borrowings and a $300 million term loan provided by JPMorgan Chase Bank, N.A.

Senior Note Offering. On January 28, 2016, Lamar Media Corp., Lamar’s wholly owned subsidiary, issued $400 million in aggregate principal amount of 5 3/4% Senior Notes due 2026 through an institutional private placement. The proceeds, after payment of fees and expenses, were used to repay the $300 million term loan and a portion of borrowings outstanding under its revolving credit facility that were used to finance the asset acquisitions noted above.

Guidance

We expect Diluted AFFO per share for fiscal year 2016 will be between $4.85 and $5.00, representing growth of approximately 6% to 9% over 2015, with net income per diluted share expected to be between $2.97 and $3.06. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures”, for a reconciliation to GAAP.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding financial guidance for the 2016 fiscal year. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, capital expenditures, debt refinancing or acquisitions; (5) our ability to continue to qualify as a REIT and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) our ability to successfully integrate assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; in particular, our ability to successfully integrate the assets acquired in January 2016 which could have a material effect on our 2016 financial results; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock.

More detailed information about these risk factors can be found in Lamar’s filings with the Securities and Exchange Commission (“the SEC”), including Item 1A (“Risk Factors”) of our 2014 Annual Report on Form 10-K as supplemented by any Risk Factors contained in our Quarterly Reports on Form 10-Q. Lamar cautions investors not to place undue reliance on the forward-looking statements contained in this document, which speak only as of the date of this document. Lamar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. Lamar plans to file its Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC on or before February 29, 2016 and urges its stockholders to refer to that document for more complete information concerning Lamar’s financial results.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain on disposition of assets and investments. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate depreciation and amortization, gains or loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest, which is the definition used by the National Association of Real Estate Investment Trusts (NAREIT). Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. Diluted AFFO per share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentation of these non-GAAP measures, including AFFO and FFO, may not be comparable to similarly titled measures used by similarly situated companies. See “Supplemental Schedules—Unaudited Reconciliation of Non-GAAP Measures” and “Supplemental Schedules—Unaudited REIT Measures and Reconciliations to GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Tuesday, February 23, 2016 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871

Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059

Pass Code:	40003957
Available through Tuesday, March 1, 2016 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Tuesday, March 1, 2016 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000 bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising Company is one of the largest outdoor advertising companies in North America, with more than 325,000 displays across the United States, Canada and Puerto Rico. Lamar offers advertisers a variety of billboard, interstate logo and transit advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 2,400 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net revenues	$355,969	$336,696	$1,353,396	$1,287,060

Operating expenses (income)
Direct advertising expenses	122,901	115,096	473,760	453,269
General and administrative expenses	59,685	55,575	230,924	219,792
Corporate expenses	14,716	15,434	57,127	55,966
Stock-based compensation	8,382	8,133	25,890	24,120
Depreciation and amortization	47,037	55,185	191,433	258,435
Gain on disposition of assets	(1,535)	(1,191)	(8,765)	(3,192)

	251,186	248,232	970,369	1,008,390

Operating income	104,783	88,464	383,027	278,670
Other (income) expense
Interest income	(6)	(3)	(34)	(102)
Loss on extinguishment of debt	—	—	—	26,023
Other-than-temporary impairment of investment	—	—	—	4,069
Interest expense	24,480	24,482	98,433	105,254

	24,474	24,479	98,399	135,244

Income before income tax expense	80,309	63,985	284,628	143,426
Income tax expense (benefit)	3,780	(143,898)	22,058	(110,092)

Net income	76,529	207,883	262,570	253,518
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$76,437	$207,791	$262,205	$253,153

Earnings per share:
Basic earnings per share	$0.79	$2.18	$2.72	$2.66

Diluted earnings per share	$0.79	$2.18	$2.72	$2.66

Weighted average common shares outstanding:
- basic	96,622,092	95,454,224	96,321,578	95,218,083
- diluted	96,675,737	95,522,205	96,375,130	95,284,126
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$158,667	$150,591	$591,585	$558,033
Interest, net	(23,290)	(23,325)	(93,717)	(100,375)
Current tax expense	(2,253)	(3,281)	(10,959)	(12,045)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(29,661)	(23,697)	(110,425)	(107,573)

Free cash flow	$103,371	$100,196	$376,119	$337,675

OTHER DATA (continued):

	December 31, 2015	December 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$22,327	$26,035
Working capital	$40,079	$47,803
Total assets	$3,391,778	$3,318,818
Total debt (including current maturities)	$1,919,484	$1,899,895
Total stockholders’ equity	$1,021,059	$981,466

	Three months ended December 31,		Twelve Months ended December 31,
	2015	2014	2015	2014
Selected Cash Flow Data:
Cash flows provided by operating activities	$164,180	$149,325	$477,650	$452,529
Cash flows used in investing activities	$(58,166)	$(33,061)	$(253,880)	$(163,997)
Cash flows used in financing activities	$(112,131)	$(117,529)	$(224,808)	$(294,315)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$164,180	$149,325	$477,650	$452,529
Changes in operating assets and liabilities	(29,395)	(23,850)	15,765	(969)
Total capital expenditures	(29,661)	(23,697)	(110,425)	(107,573)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(1,661)	(1,490)	(6,506)	(5,947)

Free cash flow	$103,371	$100,196	$376,119	$337,675

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$158,667	$150,591	$591,585	$558,033
Less:
Stock-based compensation	8,382	8,133	25,890	24,120
Depreciation and amortization	47,037	55,185	191,433	258,435
Gain on disposition of assets	(1,535)	(1,191)	(8,765)	(3,192)

Operating Income	104,783	88,464	383,027	278,670
Less:
Interest income	(6)	(3)	(34)	(102)
Loss on extinguishment of debt	—	—	—	26,023
Other-than-temporary impairment of investment	—	—	—	4,069
Interest expense	24,480	24,482	98,433	105,254
Income tax expense (benefit)	3,780	(143,898)	22,058	(110,092)

Net income	$76,529	$207,883	$262,570	$253,518

Capital expenditure detail by category:
Billboards - traditional	$10,655	$6,765	$32,283	$25,829
Billboards - digital	9,529	11,726	49,531	53,536
Logo	2,261	2,202	9,420	9,747
Transit	264	116	510	425
Land and buildings	4,784	1,166	10,629	8,668
Operating equipment	2,168	1,722	8,052	9,368

Total capital expenditures	$29,661	$23,697	$110,425	$107,573

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,
	2015	2014	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue	$355,969	$336,696	5.7%
Acquisitions and divestitures	—	10,597

Pro forma adjusted net revenue	$355,969	$347,293	2.5%
Reported direct advertising and G&A expenses	$182,586	$170,671	7.0%
Acquisitions and divestitures	—	8,406

Pro forma direct advertising and G&A expenses	$182,586	$179,077	2.0%
Outdoor operating income	$173,383	$166,025	4.4%
Acquisitions and divestitures	—	2,191

Pro forma adjusted outdoor operating income	$173,383	$168,216	3.1%
Reported corporate expenses	$14,716	$15,434	(4.7)%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$14,716	$15,434	(4.7)%
Adjusted EBITDA	$158,667	$150,591	5.4%
Acquisitions and divestitures	—	2,191

Pro forma adjusted EBITDA	$158,667	$152,782	3.9%

(a)	Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2014 for acquisitions and divestitures for the same time frame as actually owned in 2015.

	Three months ended December 31,
	2015	2014
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$173,383	$166,025
Less: Corporate expenses	14,716	15,434
Stock-based compensation	8,382	8,133
Depreciation and amortization	47,037	55,185
Plus: Gain on disposition of assets	1,535	1,191

Operating income	$104,783	$88,464

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income	$76,529	$207,883	$262,570	$253,518
Depreciation and amortization related to advertising structures	43,201	50,533	176,132	241,294
Gain from disposition of real estate assets	(1,543)	(1,762)	(8,467)	(2,681)
One time adjustment to taxes related to REIT conversion	—	(120,081)	—	(120,081)
Adjustment for non-controlling interest	185	264	631	695

Funds From Operations	$118,372	$136,837	$430,866	$372,745

Straight-line expense (income)	282	(472)	463	(841)
Stock-based compensation expense	8,382	8,133	25,890	24,120
Non-cash tax expense (benefit)	1,527	(27,098)	11,099	(2,056)
Non-real estate related depreciation and amortization	3,836	4,652	15,301	17,141
Amortization of deferred financing and debt issuance costs	1,184	1,154	4,682	4,777
Loss on extinguishment of debt	—	—	—	26,023
Loss from other-than-temporary impairment of investment	—	—	—	4,069
Capitalized expenditures—maintenance	(10,859)	(5,658)	(45,605)	(56,820)
Adjustment for non-controlling interest	(185)	(264)	(631)	(695)

Adjusted Funds From Operations	$122,539	$117,284	$442,065	$388,463

Divided by weighted average diluted shares outstanding	96,675,737	95,522,205	96,375,130	95,284,126

Diluted AFFO per share	$1.27	$1.23	$4.59	$4.08

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected Adjusted Funds From Operations

	Year ended December 31, 2016
	Low	High
Net income	$289,000	$298,000
Depreciation and amortization related to advertising structures	188,700	192,500
Gain from disposal of real estate assets	(8,000)	(12,000)
Adjustment for minority interest - consolidated affiliates	650	700

Funds From Operations	$470,350	$479,200

Straight-line expense	(300)	(800)
Stock-based compensation expense	25,000	30,000
Non-cash tax (benefit) expense	(1,000)	(1,000)
Non-real estate related depreciation and amortization	15,000	16,000
Amortization of debt issuance fees	5,000	5,000
Loss on extinguishment of debt	3,300	3,500
Capitalized expenditures—maintenance	(45,000)	(45,000)
Adjustment for minority interest - consolidated affiliates	(650)	(700)

Adjusted Funds From Operations	$471,700	$486,200

Weighted average diluted shares outstanding (1)	97,300,000	97,300,000

Diluted earnings per share	$2.97	$3.06

Diluted AFFO per share	$4.85	$5.00

(1)	The weighted average diluted shares outstanding does not assume the repurchase of shares under the Company’s previously announced stock repurchase program, which may be made from time to time by the Company’s management based on its evaluation of market conditions and other factors.

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of February 2016, including assumptions regarding our ability to successfully integrate the assets acquired in January 2016. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.